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Exhibit 10.11

A LEASE AGREEMENT concluded In Montréal
On the 26th day of September 2003.

BETWEEN:	INVESTISSEMENT SAINT-NICOLAS ENR., a partnership duly constituted having Its principal place of business at 410, rue Saint-Nicolas, Suite 124, in the City of Montreal, H2Y 2P5, duly represented by Monsieur Georges Coulombe, as he so declares,
(hereinafter the "LESSOR")
AND
JAMDAT MOBILE (CANADA) ULC, a legally registered company, INCORPORATED under the Laws of the Province of Nova Scotia with its head office situated at 1959, Upper Water Street, Suite 800, Halifax, Nova Scotia, B3J 2X2, having a place of business at 297 rue Saint Paul west, Suite 7, In the City of Montreal, Québec, H2Y 2P5, duly represented herein by Alexandre Tailiefer duly authorized by a resolution of its Board of Directors, attached herewith as Annex "D'.
(hereinafter called "TENANT")

PART 1: CLAUSES PROPER TO THIS LEASE AND TENANT

        1.1.1    Leased Premises

Building	410 Saint Nicolas, Montreal, QC (the "Building")
suite #7 (R-C)	7.430 square feet on the Ground Floor	7.430 SQ. FT.
100	TOTAL 8,220 square feet on the 1st floor	8,220 SQ. FT.
	TOTAL	15,650 square feet

(hereinafter called the "Premises")

Duration of Lease THREE (3) YEAR(S)	From: October 1, 2003 (hereinafter called the "Commencement Date"
to:
September 30, 2006 (hereinafter called the "Termination Date")

        1.1.2    Use of Premises: offices or any other use authorized in writing by Lessor.

        1.1.3    Rent:

        The Gross Rent for the premises (herein after the "Rent"), payable on the first day of each calendar month shall be as follows:

Period
From:	to:	($) Rate per Square foot	Annual Rental $		Monthly Rental Payment ($)
August 13, 2003 October 1, 2003	September 30, 2003 September 30, 2003 4,650 sq. ft. Rent free	$0.00 $16.50 discount:	$ $	N/a 258,225.00 (76,725.00)	$ $	Free Rent 21,518.75 (6,393.75)

		payable:		$181,500.00		$15,125.00
October 1, 2004	September 30, 2006	$16.50		$258,225.00		$21,518.75

        The foresaid amounts include every and any expenses and real estate taxes and every other costs relating to the Premises. Tenant shall not pay any other amount than the Rent. Any increase In the amount of the operating expenses or taxes shall be paid by the Lessor during any year of the Term.

        1.1.4    Deposit: No deposit

        1.1.5    Gratuities:

        Tenant shall benefit from twelve (12) months of free Rent on 4,650 sq. ft. Beginning October 1st,. 2003 and ending September 30, 2004 as more fully evidenced in paragraph 1.1.3 hereinabove.

        1.1.6    Renewal Option:

        Tenant shall have the option, by written notice to Lessor NINE (9) months prior to the Termination Date (hereinafter referred to as the "Tenant's Notice"), to renew the Lease for an additional period of THREE (3) years (or such other period of time as shall be agreed by the parties at the time of Tenant's Notice) commencing October 1st, 2006 (hereinafter referred to as the "Renewal Period").

        The Lease shall be renewed under the same terms and conditions except for any further option to renew and except for the Rent, which shall be EIGHTEEN DOLLARS ($18.00) per square foot fixed.

        1.1.7    Energy/Public Services: included in the Rent.

        1.1.8    Acceptance Of Premises:

          1.1.8.1    As of the Commencement Date, Tenant shall benefit from a SIX (6) month period to advise the Lessor of any visible defect affecting any base Building system located inside the Premises in order for the Lessor to correct the situation at its own costs.

          1.1.8.2    In the case of any defects or faults with respect to any seasonal elements which may include but shall not be limited to heeling and air-conditioning systems. the SIX (6) month period shell commence as of the date when such system(s) actually start operating in the Premise. and not as of the Commencement Date.

        1.1.9    Tenant Liability Insurance coverage: One ($1,000,000.00) Million.

        1.1.10    Occupancy:

            1.1.10.1    Gratuity. Except as otherwise provided herein, Tenant shall be entitled to take possession of the Premises on August 13, 2003 to conduct its normal business affairs therein (hereinafter referred to as the "Occupation Date"). This occupancy of the Premises is allowed free of charge, consequently Tenant shall not pay any Rent (as further defined) from the Occupation bate through the Commencement Date.

            During the Term, Tenant shall not be obliged to physically occupy the Premises provided that It respects all the terms and conditions of the Lease which are reconcilable with the non-occupation of the Premises.

            1.1.10.2    Access. Tenant and Its employees and visitors shall have access to the building and the Premises on a 24 hours/seven days' basis.

          1.1.11    Conditions of Premises:

          Gratuity. Except as otherwise provided, Tenant accepts the Premises on an "as is" condition. Prior to the Occupation Date, the Lessor will conduct the repairs mutually agreed as more fully described as Schedule "C" attached hereto.

          The Lessor warrants and represents that the Premises comply with all applicable laws and regulations, including without limitation, those relating to the environment. The Tenant shall not be responsible for any non-compliance or defect notice in relation to the Building, other than those resulting from Its use of the Premises, and the Lessor undertakes to indemnify and keep the Tenant harmless from any responsibility, claim, damage or expense in relation to any noncompliance of the Building or the land where it is located with applicable laws and regulations, including the cost of decontamination.

          1.1.12    Relocation:

          The Lessor shall not have the right to relocate the Premises In whole or In part.

          1.1.13    Water Taxes and/or other similar rates and taxes:

          Tenant shall pay as and when due, all water taxes for the Premises identified by the municipal authorities, or other similar rates arid taxes Invoiced directly to Tenant by the city administration.

          The Lessor shall not charge any administrative charges with regard to the above taxes or any other taxes.

          1.1.14    Right Of First Refusal:

            1.1.14.1    Tenant shall have a right of first refusal. Therefore, if the Lessor receives any acceptable bone fide offer from a third party for any space available or to become available located on the FIRST (1st) floor of the Building as outlined In blue on Schedule "F" (hereinafter referred to as the "Available Space") or If the Lessor makes a bona fide offer to Lease the Available Space to a third party, which is acceptable to such third party, (the third party's offer and the Lesson's offer are hereinafter referred to as the "Offer"), the Lessor shall, before concluding a leasing transaction with a third party lessee, offer to Lease the Available Space to Tenant along with all available adjacent space. Subject to the above, the Available Space may include the Available Space adjacent to it If required by Tenant.

            1.1.14.2    Tenant shall notify the Lessor in writing, within five (5) business days from its receipt of the Lessor's offer of its intention to avail Itself of Its right of first refusal to Rent the Available Space, after which time the Lessor's offer to Tenant shall become null and void pertaining to said Offer. Tenant's right of first refusal shall remain in force during the balance of the Term for any subsequent Offer.

            1.1.14.3    The Lessor's offer to Tenant shall be at the same terms and conditions as those contained In the Offer save for the term which shall be for the same period as that of the Lease and all the incentives shall be prorated In proportion to the remaining period Of the Lease.

            1.1.14.4    Such offer shall be In: writing and shall include a copy of the Offer and all pertinent documents therewith.

          1.1.15    Removal Of Improvements:

          Upon the termination Of the Lease, Tenant shall no obligation to remove any improvement(s) made to the Premises by Tenant or by Lessor, provided Tenant leaves the premises In good order, save for normal wear and tear. Upon termination of the Lease, Tenant shall remove all Its furniture and equipment.

          1.1.16    Quiet And Peaceful Enjoyment:

            1.1.16.1    Lessor shall ensure that the quiet and peaceful enjoyment of the Premises by the Tenant is not interrupted, disturbed or hindered by demands or claims from the Lessor or from any person being legally bound to Lessor or any other third party.

            1.1.16.2    Lessor shall do everything that Is reasonable within the limits of its power. including taking appropriate legal measures to cause the cessation of any impediment to the enjoyment by the Tenant of the Premises caused by tenants of the Building and to prevent damage to the Premises by any said tenant.

          1.1.17    Interpretation:

          In case of contradiction or inconsistency between the provisions of this Part One of the Lease and Part Two below, the provisions of this Part One shall prevail.

PART 2: GENERAL STANDARD CLAUSES

1.2    Premises Rented:

        Lessor Rents to Tenant who accepts the Premises described in Section 1.1.1 above.

1.3   Condition of the premises:

        Tenant acknowledges to have inspected the Premises and the Building In Which they are located and, without prejudice to any other provisions of this Lease, agrees with the modifications accepted by both parties and listed in Schedule "C" hereto.

II: DURATION OF THE LEASE

2.1.  Term of the Lease:

        The Lease is valid for the Term slated in Section 1.1.1 above, and, when applicable to Tenant's option to renew, if any.

2.2.  No tacit renewal:

        The Lease will not be tacitly renewed or automatically extended.

        If Tenant for whatever reason should remain in the Premises after the expiry of the Lease, all the conditions of the Lease (including those relating to Rent payments arid other charges) will apply to this occupancy without prejudice to other recourse by Lessor.

III: USE OF PREMISES

3.1.    Allowed uses:

        The Premises may be used for the purposes stated in Section 1.1.2 of this Lease and no other.

3.2.  Right to terminate in case of cancellation of Insurance:

        If the allowed use of the Premises by Tenant should at any time result in the cancellation of Lessor's insurance for the Building, Lessor shall have the right, at its option, to terminate the Lease If the situation is not remedied by Tenant within 30 days' notice to Tenant to that effect, in which case there shall be no penalty or damages for either party.

3.3.  Measurement of Premises and Rent adjustments:

        Intentionally deleted

3.4.  Common Areas:

        Tenant may make use of common areas of the Building with any other lawful persons having access thereto:

        3.4.1    for the ends for which they were Intended;

        3.4.2    during the hours where such common areas are open as set-out by Lessor.

        Such right of access Is not transferable except to a sub-tenant, assignee or any other duly authorized occupant within the meaning of this Lease.

3.5.    Conditions of the Premises: Intentionally deleted

3.6.    Transfer to alternate Premises: Intentionally deleted

IV: RENT

4.1.    RENT:

        The Rent for the Premises is set-out more fully in Part One of this Lease.

        It is understood that Rent payments stated above does not include the Goods and Services Tax (G.S.T.) currently at 7%, The Quebec Services tax (Q.S.T.) currently at 7.5%; nor Tenant's suite share of special municipal tax(es), if any, and any other future tax on the Rent. The payments of the G.S.T and the Q.S.T. shall be made monthly.

4.2.    SPECIAL TAX In lieu of the Business Tax: Included In the Rent

V: OTHER OBLIGATIONS OF TENANT

5.1.    Insurance: Obligation to carry insurance:

        Tenant shall take out and maintain in force for the whole duration of the Lease the necessary insurance coverage on his chattels, his fixed assets, his equipment, his merchandise, the breaking of windows or display windows, and all objects located in the Premises. Moreover, Tenant shall also take out and maintain in force for the whole duration of the Lease a general insurance policy for civil liability covering in particular bodily ham, and damages to third parties for an inclusive limit as stated above.

        Tenant shall provide Lessor on request at any time with copies of the said insurance policies.

        The said policies shall stipulate that they can not be cancelled or substantially altered by the insurers without giving THIRTY (30) days' written notice to Lessor.

        In default of which, Lessor shall have the right to obtain the said insurance at Tenant's expense, the latter being bound to pay or reimburse such sums to Lessor within SEVEN (7) days following presentation of the relevant documents.

        5.1.2    Reimbursement to Lessor of supplementary premiums:

        If Tenant's use of the Premises causes an increase in the insurance premiums payable by Lessor for the Building as of the effective date of the Lease, Tenant shall pay or reimburse the amount of the increase to Lessor within THIRTY (30) days of submission of copies of the invoices or other relevant documents.

5.2.    Permits obtained and paid for by Tenant:

        During the full duration of the Lease Tenant shall maintain in force and pay for all permits and licenses of whatever kind and issued by whatever authority (including the City and the federal and provincial governments), which may be required because of the occupancy or use by Tenant of the Premises;

5.3.    Compliance with laws:

        Without prejudice to the above, Tenant shall at all times comply with all laws and regulations and ordinances and regulations applicable, and make use of the Premises in compliance with law.

5.4.    Compliance of Insurers' prescriptions:

        Tenant also undertakes to comply with the rules and other requirements of the insurers of the Building relative to its use.

5.5.    Upkeep and repair of the Premises:

        Subject to other provisions of this Lease, Tenant undertakes to care for the Premises as a prudent administrator would do; to keep them clean and hygienic; not to cause or tolerate any obstructions, encumbrances or trash and to carry out, at his expense and on behalf of Lessor, all repairs incumbent on Tenant as well as repairs required by the equipment he may have installed on the Premises. If Tenant should fall to ensure the necessary maintenance or to carry out the said repairs, Lessor may, at his own choice, and following FORTY-EIGHT (48) hours notice in writing to Tenant to this effect, himself carry out such maintenance or such repairs as are required, at the expense of Tenant, who shall reimburse the cost thereof to Lessor within SEVEN (7) days of submission of invoices or other relevant documents.

5.6.    Improvements incumbent on Tenant:

        Tenant shall have the right to make any changes or improvements necessary for the smooth functioning of his operations, but he must first obtain written authorization from Lessor, which authorization shall not be refused or delayed without good reason. The said modifications, however, shall not affect the safety or the stability of the building, the possibility of insuring it, or the amounts of insurance premiums payable by Lessor. All changes or improvements thus carried out by Tenant shall remain the property of Lessor at the term of the Lease, with no compensation or Indemnity, unless Lessor, by his own choice, requests their removal, end in this case Tenant shall remove them at his cost before he leaves.

        All permits required to carry out such changes or improvements, or to remove them, shall be paid for by Tenant.

5.7.    Giving access to Lessor:

        Tenant shall allow Lessor or his duly authorized representatives to enter the Premises at any reasonable time following a forty-eight (48) hours notice to Tenant for the purpose of inspecting them, or to ensure that the conditions of the Lease are being respected, or to carry out any work or works considered necessary or required, either in the Premises or in contiguous space.

        Lessor shall have the right to carry out all repairs incumbent on him pursuant to the provisions of this Lease without indemnity, lowering of the rent or payment of damages, on condition that such repairs are executed in such a manner as to affect the least possible Tenant's quiet enjoyment of the Premises diligently completed, considering all given circumstances.

5.8.    Permission to Rent or sell:

        Tenant shall allow Lessor, should the occasion arise, to display outside the Rented premises advertisements or placards as required to put up the Premises or the Building for Rent or sale. In addition Tenant shall allow Lessor or its authorized representatives to show the Premises to possible future tenants or buyers during normal business hours and upon forty-eight (48) hours notice to Tenant.

5.9.    Interdiction of displaying external or Internal placards, clans or lettering:

        Tenant shall not display any placards, signs or lettering outside or Inside the Premises without having obtained written consent from Lessor, who shall have the right to refuse consent, modify such placard, sign or lettering, and, without prejudice to other recourse open to him, to remove any sign, placard or lettering that fails to comply with the present provision.

        Without prejudice to the above, Tenant shall obtain and maintain at his expense all permits required for such placards, sign, or lettering.

        Lessor shall place and maintain at no charge to Tenant, Tenant's corporate designation in the entrance of the Building as it may be amended from time to time onto the Building's directory board(s).

VI: PAYMENT DUE FROM TENANT

6.1.    Place and manner of payment

        All sums of money due from Tenant under this Lease, including the Rent, must be paid when due and at no cost to Lessor, at the following address:

INVESTISSEMENTS ST-NICOLAS ENR.
410, Saint-Nicolas Street, suite 124
Montréal (Québec)
H2Y 2P5

        Lessor may change this address by written notice to this effect.

6.2.    Interest:

        Any sum owed by Tenant by virtue of the Lease, including the Rent, and Which is paid after the due date, shall bear Interest at the rate of 1 1/2% per month, or 18% per year, without prejudice to other recourse open to Lessor.

6.3.    Amounts due constitute Rent:

        All amounts owed by Tenant to Lessor under this Lease shall constitute Rent owed by Tenant to Lessor.

VII: SUBLET

7.1.    Lessor's right to terminate the Lease:

        If Tenant wishes to sublet the Premises, Lessor, at his option, may choose to terminate the Lease as of the effective date of the proposed sub-Lease, in which case Tenant will be released of all subsequent liabilities under the Lease, including Rent. Lessor may exercise its right to terminate this Lease by sending to Tenant a written notice within five (5) days of Tenant's consent request as provided In Section 7.2.1.

7.2.    Assignment and Sublet:

        7.2.1    Tenant shall have the right to sublet in whole or in part the Premises, or to assign the Lease provided that Tenant obtains the written consent of the Lessor. Which consent shall not be unreasonably withheld or unduly delayed. Tenant does not renounce to the benefit of discussion despite the fact that Tenant Is jointly and severally liable.

        7.2.2    Tenant may, without the Lessor's consent assign the Lease or sublet the Premises in whole or in part to any affiliated company or partnership and to any company or partnership with which Tenant has merged or has split provided that Tenant notifies the Lessor In writing end remains jointly and severally responsible for the fulfillment of the Lease obligations.

        7.2.3    Notwithstanding the foregoing and any stipulation contained herein, Tenant shall have the right to terminate its operations in and to cease to occupy the Premises provided it remains liable for the fulfillment of all other obligations stipulated In this Lease and compatible with the non-occupation of the Premises.

VIII: CANCELLATION IN CASE OF BANKRUPTCY
ABANDONMENT OR FIRE

8.1.    Right to cancel in case of bankruptcy:

        In the event of insolvency, bankruptcy, assignation of property or any proposal of settlement of Tenant, the Lease shall, if Lessor so chooses, automatically terminate, in which case Lessor may demand immediate payment, not only of the accrued Rent but also of the Rent for the THREE (3) months following the month in which the bankruptcy, insolvency, assignation or proposal of settlement took place, and this without prejudice to other recourse open to Lessor.

8.2.    Abandonment of the Premisee:

        In the event of abandonment by Tenant of the Premises, Lessor, if he so chooses, shall have the right to take immediate possession of the Premises, and to occupy them or re-Rent them, without in the process risking any legal suit by Tenant, and shall be able to re-Rent the said premises and collect Rent as agent of Tenant, without limiting the responsibility of the latter in such a case, up to the complete expiry of the Lease. Lessor may exercise his rights In virtue of the present paragraph without being obliged to notify Tenant, and all this without prejudice to other recourse open to Lessor.

        Tenant agrees not to avail himself of any present or future law that might limit or nullify Lessor's claim on Tenant's property and, notwithstanding any such law, Lessor may seize and have sold all Tenant's merchandise and property, whether they be in the interior of the Premises or in the Building containing those premises, and apply the proceeds of this sale to payment of the Rent and other amounts owing him, and to the payment of the costs of seizure and sale, as if that law had not been In force,

        A delay of THIRTY (45) days In paying any Rent installment shall be considered as the equivalent of abandonment of the Premises.

8.3.    Default:

        If Tenant is in default by virtue of the Lease, and if the default is not corrected within thirty (30) days following written notice, Lessor may terminate the Lease and take immediate possession of the Premises and rent them out to its own profit as damages and Indemnities, without prejudice to his rights and legal recourse against Tenant for the Rent due and yet to become due by virtue of the Lease, Tenant thus losing the benefit of the full duration of the Lease.

8.4.    Fire or destruction:

        In case of damage to the Premises by partial or total destruction thereof by fire. lightning, earthquake or other similar events, then:

          8.4.1    Partial destruction: If the Premises are damaged to the extent that they may be restored and used by Tenant for the purpose stated herein within ninety (90) clays of the event, the destruction is deemed partial end the Lessor must repair the Premises. The Lessor must therefore reduce the Rent in proportion to the portion of the Premises which are unusable by Tenant until five (5) days after written notice has been given to Tenant that the Premises are fully restored and usable by Tenant for the purpose stated herein.

          8.4.2    Total destruction: If the Premises are damaged to the extent that they may not be restored and used by Tenant for the purpose stated herein within ninety (90) days of the event, the destruction Is deemed total or substantial and the Lessor and Tenant may each terminate the Lease at their option by written notice to the other party within thirty (30) following the event.

IX: OBLIGATIONS OF LESSOR

9.1.    To give free tenure of the Premises:

        Without prejudice to the provisions of Section 10.3 hereof, Lessor undertakes to provide to Tenant free tenure and uncontested enjoyment of the Premises for the duration of the Lease, provided that Tenant fulfils the obligations incumbent on It by virtue of the Lease.

        Lessor shall not be responsible for difficulties of tenure or enjoyment resulting from fortuitous events, acts of God or circumstances beyond his reasonable control.

9.2.    Heating and air-Conditioning Ventilation:

        The Lessor shall provide at its sole Cost and expense, heating, ventilation end air-conditioning at a comfort level acceptable to Tenant, and such services shall be available to Tenant on a 24/7 basis. All repairs to and maintenance of the HVAC system snail be at Lessor's sole cost and expense.

        Tenant shell operate the HVAC system at any time, to Its satisfaction. The control of the HVAC system shell be in the Premises and shall be operated by Tenant

X: MISCELLANEOUS

10.1. Entire agreement:

        The Lease constitutes the entire agreement between the two parties and renders null and void all previous writings, documents, contracts or undertakings Including the Offer to Lease signed by Lessor and Tenant on August 21st, 2003 in relation to the Premises as well as any previous promise or representation, end the Parties acknowledge that their agreement concerning the Premises is contained exclusively and entirely in the Lease and the Offer to Lease and that the Lease has not been preceded by any promise, representation or guarantee, verbal or written.

10.2. Written modifications only:

        The Lease can only be modified by an instrument in writing signed by both parties.

10.3. No Civil Liability for Acts of Third Parties:

        Save for negligence, Tenant acknowledges that Lessor is in no way responsible for damages or losses which Tenant might suffer because of dealings, actions or omissions of third persons or other tenants, visitors to or occupants of the Building or neighbours, other than Lessor's employees or representatives. Tenant also agrees not to hold Lessor responsible for any damage or losses resulting from flooding or leaks in the roof, the plumbing system, sprinklers or any other cause, as long as Lessor has kept up proper maintenance or repaired any defects that may have been pointed out by Tenant by certified end by registered mail before for occurrence of the damage or loss; moreover, Tenant shall not be able to claim any reduction in the Rent in any of the cases provided for in this Section.

10.4. No renunciation of the right of recount:

        Failure of Lessor to insist on meticulous Building with the conditions of the Lease does not constitute a renunciation by him of the rights he possesses, and does not deprive him of his right to require the strict execution of the Lease.

10.5. Calculation of deadlines:

        All terms mentioned in these presents are calculated in whole days.

10.6. Notices:

        All notices, communications or notifications following from the Lease can be given at the following addresses:

a) for Lessor:	INVESTESSEMENTS ST NICOLAS ENR. 410, Saint-Nicolas Street, suite 124 Montréal (Québec) H2Y 2P5
b) for Tenant:	at the address of the Premises.

10.7. Eligible successors and assignees:

        This Lease shall benefit and be binding on the parties hereto and their respective successors and assigns.

10.8. Interpretation:

        Any word written in the singular also encompasses the plural, and any word in the masculine also encompasses the feminine, and any word designating persons also encompasses companies, partnerships arid corporations and vice versa in each of the above cases.

10.9. Titles:

        The titles of the Sections of this Lease are inserted only to facilitate consultation and in no way affect its interpretation.

10.10. Governing Law:

        This Lease shall be construed and governed by the laws of the Province of Quebec and any federal Laws applicable therein. Should any provisions of this Lease or of Its conditions be illegal or not enforceable under the Laws of such province it or they shall be considered severable and the Lease and Its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included. Any dispute arising out of the interpretation or application of any provisions of this Lease shall be decided by the appropriate tribunals located in the district of Montreal, province of Quebec.

10.11. No Compensation:

        Tenant hereby agrees not to operate compensation of any present or future claim it may have against the Lessor with the Rent or any other amount due hereunder, and undertakes to pay the Rent notwithstanding any claim or right to compensate that it may have against the Lessor or of which a third party might avail himself in Tenant's name.

10.12. No Partnership:

        It is understood and agreed that nothing in this Lease and no act of the parties concerned can be considered as creating any relationship between the present parties other then those of Lessor and Tenant.

10.13. Broker:

        Tenant and Lessor state that the only real estate broker involved in leasing the Premises Is DEVENCORE LTD. Any fees resulting from said brokerage shall be entirely paid by the Lessor.

10.14. Publication:

        Tenant can publish the Lease by notice, at its costs, without any financial provisions, the whole as per Section 2999.1 of the Civil Code of Quebec.

10.15. Waiver Of Security For Costs:

        Notwithstanding Section 65 of the Code of Civil Procedure of the Province of Québec or any amendment thereto due to the fact that In the event the Lessor head office would not be situated in the Province of Québec, Tenant and Surety hereby waive and renounce for the duration of this Lease and any extension or Amendment thereof to its right to call on Lessor to give security for costs in any litigation suit Instituted for the application of any provision or right of action arising out of this Lease end any extension or Amendment thereof pursuant to.

XI: SUBORDINATION AND STATUS STATEMENT

11.1. Subordination:

        The Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any end all underlying leases, mortgages, hypothecs or trust deeds affecting the Building or the land where It is located which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor.

        Tenant agrees that, If by reason of a default upon the part of Lessor as Tenant under any Underlying Lease in the performance of any of the terms or provisions of such Underlying Lease or by reason of a default under any mortgage. hypothec or trust deed to which the Lease is subject or subordinate, Lessor's estate is terminated, it will attorn to Lessor under such Underlying Lease or the acquirer of the Building pursuant to any action taken under any such mortgage or hypothec, and will recognize such Lessor or such acquirer, as Tenant's Lessor under the Lease.

        Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Lessor or of Lessor under any such Underlying Lease, or of the holder of any such mortgage or hypothec, any instrument which may be necessary or appropriate to evidence such subordination of the Lease to any or all Leases, mortgages, hypothecs or trust deeds as aforementioned on such attornment.

11.2. Statue Statement:

        Tenant, upon not less than 10 days' prior written notice from Lessor, Shall execute, acknowledge and deliver to Lessor and, at Lessor's request addressed to any prospective purchaser, ground or underlying Lessor or creditor under a mortgage or hypothec of the Building or the land where it is located, a certificate of Tenant stating:

          11.2.1    that Tenant has accepted the Premises, or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefore;

          11.2.2    the Commencement Date and Termination Date of the Lease;

          11.2.3    that the Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications;

          11.2.4    whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under the Lease end, if so, specifying the same

          11.2.5    whether or not there are then existing any defaults by Lessor in the performance of its obligations under the Lease, and, if so, specifying the same;

          11.2.6    the dates, if any, to which the Rent and other charges under the Lease have been paid; and

          11.2.7    any other Information which may reasonably be required by any such persons.

        It Is Intended that any such certificate of Tenant delivered pursuant to this Section 11.2 may be relied upon by any prospective purchaser or Mortgagee.

11.3. Language of this Agreement:

        The Parties have requested that this Agreement be prepared in the English language.

        Lee Parties ont exigé que ce contrat soft rédige en tangue anglaise.

XII: ACKNOWLEDGEMENT AND SIGNATURES

        THE PARTIES HERETO ACKNOWLEDGE AND DECLARE THAT ALL CLAUSES OF THE LEASE, INCLUDING THE ATTACHED SCHEDULES, HAVE BEEN DISCUSSED AND NEGOTIATED FREELY BETWEEN THEM AND THAT EACH PARTY HAS RECEIVED ALL NECESSARY LEGAL ADVICE FROM A LEGAL COUNSEL OF ITS CHOICE BEFORE SIGNING AND EXECUTING THE LEASE.

SIGNED by Lessor in Montreal. Quebec, on this 29th day of September 2003.

INVESTISSEMENT SAINT-NICOLAS ENR.
Per:
/s/ Witness	/s/ GEORGES COULOMBE Georges Coulombe
SIGNED by Tenant in Montreal, Quebec, on this 26 day of September 2003
JAMDAT MOBILE (CANADA) ULC
Per:
/s/ Witness	/s/ ALEXANDRE TAILLEFER Alexandre Taillefer

SCHEDULE A

N/A

SCHEDULE B
ENVIRONMENTAL QUESTIONNAIRE

Tenant's Name:	Premises:
JAMDAT MOBILE (CANADA) ULC	Suite 7 (R-C) & 100

Address:	410 Saint Nicolas, Montréal, QC, H2Y 2P1
Telephone:	Fax:
Person Responsible:	Patrick Minotti, Exec VP

a)	Describe the business activities carried in the Premises (ex.: restaurant, shop etc.)
Videogame production

b)
Will the business activities to be carried on in the Premises entail the use, generating or storing of any Contaminants and Hazardous Materials? (as chemical products, solvents, paints, medication, oil, gas, batteries, extinguisher, etc.)
NO ☒ YES ☐ (If so, describe...)

c)	Indicate the approximate amounts of Contaminants and Hazardous Materials, which will be generated, monthly or annually, in the Premises.
N/A

d)	How do you intend to store the Contaminants and Hazardous Materials described in c)?
N/A

e)	How will you dispose of the Contaminants and Hazardous Materials generated in the Premises by your business and who will be the carrier?
N/A

f)	Will the business activities to be carried on in the Premises require that you obtain any certificate of authorization, permit or environmental approval?
NO ☒ YES ☐ (If so, give details and attach your certificate)

g)	Will the business activities to be carried on in the Premises entail the discharge of Contaminants and Hazardous Material in the water system or in the air?
No

h)
Will pollution control equipment be required in the Premises to ensure that the discharge of Contaminants or Hazardous Materials in the water system or in the air will comply with the Environmental Legislation?
NO ☒ YES ☐ (If so, give details and list standards to be met)

i)	Will the business activities to be carried on in the Premises necessitate the installation of an underground or surface storage tank in the Premises?
NO ☒ YES ☐ (If so, describe in detail the tank to be installed and material to be stored)

j)	Do you intend to have a prevention training or emergency plan in place to prevent an environmental incident?
NO ☒ YES ☐ If so, give details and attach a copy of the plan and training procedure)

DATE: 26/01/03	TENANT'S SIGNATURE
/s/ ALEXANDRE TAILLEFER Alexandre Taillefer

SCHEDULE C
WORK TO BE MADE BY LESSOR
WITHOUT COSTS TO TENANT

1.
Tenant accepts the Premises on an "as is" condition.

2.
Subject to the provisions of the Lease, including without limitation Section 1.1.8, no work is to be made by LESSOR other than the following:

(i)
repair any elements in the Premises that are not in good working order to Tenant's satisfaction, save for the computer wiring:

(ii)
build a wall and all necessary or required exits on the First Floor to reflect the area of the Premises as contemplated in Section 1.1.1 of the Lease (unless otherwise agreed by the parties); and

(iii)
repair and clean the carpet and repair the walls where needed and apply two (2) coats of paint, Tenant having the choice of color.

(iv)
Demising Walls:

a.
As per the Construction Plans, any demising wall required to separate the Premises from any other space shall be built by the Lessor at its sole expense and shall meet Building standards related to the insulation and sound proofing.

b.
The Lessor shall have the responsibility of maintaining the Premises at Code should a demising wall be built.

410 ST — NICOLAS BUREAU 007                JAMDAT MOBILE CANADA

SPACE	PLAN	REQUESTED REPAIRS
General		•	Remove all screws and nails from walls and repair.
		•	Replace all burned out light bulbs.
		•	Make sure all thermostat controls work.
		•	Clean windows.
		•	Repair carpet.
Reception area and hallway	1	•	We would like a button on the wall to be able to leave through the main door.
		•	Remove the screws from the plasterboard and repair the holes in the wall.
		•	Several light bulbs are burned out in the ceiling of the reception area and hallway.
		•	Stow the wires scattered above the ventilation duct that goes across the hallway.
[blank] Room	2	•	Block hole from the hallway to the storage room behind the reception area storage.
Walk-in closet	3	•	Hole in wall on left.
Kitchen	4	•	1st halogen lamp is burned out.
Large conference room	5	•	Tear out piece of shelf behind the door.
		•	Eliminate missing light fixtures.
		•	How do the blinds work?
Office 1	6	•	Conceal electrical wires coming out of the wall.
Open area	7	•	Columns need repair.
		•	Properly secure electrical panels.
Room #2	8	•	Ceiling tiles need changing.
		•	Rubber strip on window coming loose.
Stationery supplies area	9	•	Repair left wall.
		•	Conceal wires coming out of the wall.
Office 1b, 2b, 3b	10	•	Conceal wires coming out of the wall.
		•	Install lock on connecting door (1b)
		•	Check operation (activation and control) of the ventilation.
		•	Repair radiators.
Break room	11	•	Replace burned out halogen lamps.
Men's restroom	12	•	Install plate over air outlet in the wall.
		•	Install plate over the switch.
Bath with shower	13	•	Replace toilet.
		•	Eliminate ventilation noise.
		•	Replace missing and damaged ceiling tiles.
Women's restroom	14	•	Mirror missing.
Server room	15	•	Conceal wires coming out of the wall.
Conference room	16	•	Replace missing and damaged ceiling tiles.
		•	Install a door stopper.
Open area	17	•	Insulate the small tube along the windows on St. Paul for noise. It runs constantly.
		•	Repair damaged places in the ceiling.
		•	The neon lights on the walls that don't work (?).
		•	Install molding between the rug and the hardwood.
2.
There shall be no administration fees or any other coordination fees for the supervision of the initial build-out of the Premises.

3.
As for other improvements done to the Premises, during the Term, Lessor's fees shall not exceed TEN PER CENT (10%) of the total cost of said improvements and shall not be payable for the following work:

a.
Paint and wall covering; and

b.
Installation of carpets.

DONE in Montreal, this 29 September 2003

LESSOR	INVESTISSEMENT SAINT-NICOLAS ENR.
Per:
/s/ GEORGES COULOMBE Georges Coulombe
TENANT	JAMDAT MOBILE (CANADA) ULC
Per:
/s/ ALEXANDRE TAILLEFER Alexandre Taillefer

SCHEDULE C
UTILITIES AND SERVICES

1.
Cleaning

  Lessor, Monday through Friday in each week except statutory holidays, shall cause the office portion of the Premises, excluding storage areas and private washrooms, to be adequately cleaned, provided the same are kept in order by Tenant. Such cleaning may be done between the hours of 5:00 P.M. and 6:00 A.M.

  Windows shall be cleaned as Lessor shall determine.

2.
Elevators

a)
Lessor shall provide and maintain in good working order automatic passenger elevators for operation between the hours of 7:00 A.M. and 7:00 P.M. of each business day, except Saturdays when the hours shall be from 8:00 A.M. to 1:00 P.M., and one such passenger elevator will be subject to call at all other times. Lessor shall be under no obligation to provide operators for any such passenger elevators and the fact that Lessor may in its discretion provide operators shall in no way obligate Lessor to continue such provision.

b)
Freight service will be provided at such hours as Lessor may designate, and shall be subject to a charge as determined by Lessor.

c)
Tenant shall have the use of the elevators in common with others but Lessor shall not be liable for any damage caused to Tenant and its officers, agents, employees, servants, visitors or licensees by such others using the elevators in common, except for damage caused by its employees and representatives.

3.
Electric Current

a)
Lessor, subject to its ability to obtain the same from its principal supplier and to the needs of Lessor and co-tenants, shall cause the Premises to be supplied with electric current for lighting and power. Lessor shall permit its wires and conduits, (being normal office lighting and duplex receptacles) to be used for such purpose.

    The obligation of Lessor hereunder shall be subject to any rules or regulations to the contrary of the authority providing electricity or any other municipal or governmental authority.

  b)
  Tenant's use of electric current shall never exceed the safe capacity of existing electrical wiring in the Premises. Any special wires and conduits for Tenant's special equipment and any required sub-meters shall be supplied and installed by Tenant at its expense.

  d)
  Intentionally deleted.

4.
Existing Conservation

  Tenant shall co-operate with Lessor and shall participate in the implementation of programs relating to the conservation of energy and recycling of any materials in the Building.

5.
Drinking Water and Other Services—Intentionally deleted

6.
Heating or Air-conditioning

a)
Lessor shall provide during Normal Business Hours a constant supply of air that is filtered and humidified and either heated or cooled as conditions may require.

  b)
  Lessor shall be under no obligation to operate the air conditioning system in excess of what may be, in its opinion, reasonable and normal in the circumstances, provided always, that:

  i)
  Tenant is keeping all exterior windows closed at all times and blinds fully drawn on all windows exposed to the sun during the cooling cycle, and keeping all registers free from obstruction so as to permit the proper flow and circulation of air there from, and

  ii)
  the occupancy of the Premises not exceeding one person per hundred square feet of space.

  c)
  All individual controls required by Tenant shall be installed at Tenant's expense.

  d)
  In case Lessor deems it necessary to run portions of the system through the Premises in order to serve other tenants, Tenant shall permit Lessor and its agents and contractors to perform such work in the Premises.

7.
Moving

  No moving shall in any way be conducted during regular business hours from Monday to Friday inclusive. Before conducting any moving in or out of this Building, Tenant shall make a written request for an authorization. Such authorization shall be in writing ONLY. Such authorization shall not in any manner release the Tenant from any obligation it may have to obtain from city authorities the municipal authorizations applicable to a move.

8.
Repairs, Ownership of Tenant Improvements in the Premises

  In accordance to the standard rule in the Civil Code, major repairs are Lessor's responsibility and tenant repairs are Tenant's responsibility. Lessor bills Tenant for Tenant repairs executed by Lessor. If Tenant repairs are executed by a third party chosen by Tenant, Lessor invoices Tenant en honorarium of 10% pIus applicable GST and OST for supervision. Tenant must file a written request with Lessor before conducting improvements in the premises and remit to Lessor copies of any contract and invoices for such work.

  All things permanently affixed to the floor, wall, or calling, as of their fixation is Lessor's property.

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PART 1: CLAUSES PROPER TO THIS LEASE AND TENANT